UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for use of the Commission only (as permitted by Rule 14a-6
      (e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material under Rule14a-12

                            InforMedix Holdings, Inc.
                (Name of Registrant as Specified In Its Charter)

                                      Same
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_| Fee previously paid with the preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                            INFORMEDIX HOLDINGS, INC.
                                Georgetowne Park
                               5880 Hubbard Drive
                         Rockville, Maryland 20852-4821

                    Notice of Annual Meeting of Stockholders
                                February 24, 2006

To the Stockholders of
InforMedix Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Stockholders of InforMedix Holdings, Inc. (the "Company") will be held at the offices of the Company at Georgetowne Park, 5880 Hubbard Drive, Rockville, Maryland 20852-4821, on February 24, 2006, commencing at 9:00 a.m. (local time), or at any adjournment thereof, for the following purposes:

1. To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2. To ratify the appointment of Bagell, Josephs & Company, LLC as independent auditors and accountants for the Company for the fiscal year ending December 31, 2005;

3. To consider and act upon a proposal to increase the number of authorized shares of Common Stock of the Company from 80,000,000 shares to 200,000,000 shares of Common Stock;

4. To consider and act upon a proposal to approve the InforMedix Holdings, Inc. Board of Directors 2005 Stock Option Plan; and

5. To consider and act upon any other proposal as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice to which your attention is directed.

Only stockholders of record on the books of the Company at the close of business on January 30, 2006, will be entitled to vote at the Annual Meeting or at any adjournment thereof. You are requested to sign, date and return the enclosed proxy card at your earliest convenience in order that your shares may be voted for you as specified.

                                             By Order of the Board of Directors,


                                             Arthur T. Healey, Secretary
February 7, 2006
Rockville, Maryland

                            INFORMEDIX HOLDINGS, INC.
                                Georgetowne Park
                               5880 Hubbard Drive
                         Rockville, Maryland 20852-4821

                          ---------------------------

                                 Proxy Statement

                          ---------------------------

                         Annual Meeting Of Stockholders
                                February 24, 2006

                          ---------------------------


The 2004 Annual Meeting of Stockholders of InforMedix Holdings, Inc., a Nevada corporation, will be held on February 24, 2006, at the offices of the Company, Georgetowne Park, 5880 Hubbard Drive, Rockville, Maryland 20852-4821, commencing at 9:00 a.m., local time, and any adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the Annual Meeting, and at any adjournments and postponements of the Annual Meeting. We will bear the entire costs of such solicitation. The approximate date on which this proxy statement and the enclosed proxy card are being first mailed to our stockholders is February 7, 2006.

If the proxy card in the accompanying form is duly executed and returned, the shares represented by such proxy card will be voted as specified, subject to any applicable voting or irrevocable proxy agreements. Any person executing a proxy card may revoke it prior to its use. You are directed to the section entitled "Procedure for Voting by Proxy" for further information concerning a stockholder's ability to vote by proxy and to revoke a proxy once given.

Throughout this proxy statement, the terms "we," "us," "our" and "our company" refers to InforMedix Holdings, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; and "you" and "your" refers to the stockholders of our company.

Record Date

We have established January 30, 2006 as the record date for the Annual Meeting. Only holders of record of our voting securities at the close of business on such date will be eligible to vote at the Annual Meeting. Our common stock currently is the only class of our securities entitled to be voted at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, at our executive offices during ordinary business hours for the ten days immediately prior to the Annual Meeting. This list also will be available for examination during the Annual Meeting.

Proposals to be Considered at the Meeting

You will be asked to consider and vote at the Annual Meeting on the matters listed in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement.

We do not expect that any other matter will be brought before the Annual Meeting. If, however, other matters are properly presented, the individuals named on your proxy card will vote on these other matters in accordance with their judgment and to the extent permitted by applicable law.

Vote Required to Approve the Proposals

Holders of our common stock are entitled to one vote per share on each of the proposals scheduled for vote at the Annual Meeting. We had issued and outstanding 38,726,055 shares of our common stock as of the record date. Accordingly, there are 38,726,055 votes eligible to be cast at the Annual Meeting.

The election of directors (proposal number 1) is by a plurality of votes cast. The ratification of the Company's independent auditors (proposal number 2), the increase in the number of authorized shares of the Common Stock of the Company from 80 million to 200 million shares (proposal number 3) and the approval of the InforMedix Holdings, Inc. Board of Directors 2005 Stock Option Plan (proposal number 4), requires the affirmative vote of a majority of the votes actually cast on such matter.

Abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy card to the brokers, so called "broker non-votes," those votes will not be included in the vote totals for purposes of determining whether proposals have received the requisite number of affirmative votes cast. Therefore, the effect of abstentions and broker non-votes is the same as that of a vote "against" the adoption of the InforMedix Holdings, Inc. Board of Directors 2005 Stock Option Plan (proposal 4), while abstentions and broker non-votes will have no effect on the vote on all other proposals scheduled for vote at the Annual Meeting. Abstentions, however, will be counted in the determination of whether a quorum exists for the purposes of transacting business at the Annual Meeting.

Our directors, director-nominees and executive officers own, or are affiliates of owners, as trustees of trusts or as an equity owner in a professional corporation of, approximately 9.1% of the voting power entitled to be cast at the Annual Meeting. We anticipate that these directors and executive officers will cast all of their votes in favor of each of the proposals being considered at the Annual Meeting.

Quorum

We must have a quorum in order to carry on business at the Annual Meeting. We must have present, in person or by proxy, holders of at least 50.1% of the entire issued and outstanding capital stock in order for a quorum to exist. Accordingly, we must have present, in person or by proxy, holders owning of record at least 19,401,754 shares of our common stock in order for any business to be conducted at the Annual Meeting. Abstentions and broker non-votes will count for quorum purposes.

Procedure for Voting by Proxy

A form of proxy card is enclosed for your use. To vote without attending the Annual Meeting in person, you should complete, sign, date and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States.

If you properly fill in your proxy in the accompanying form and send it to us in time to be voted, your shares will be voted as you have directed on the proxy. If you sign the proxy, but do not make specific choices, the individuals named on your proxy will vote your shares FOR approval of each of the proposals scheduled for vote at the Annual Meeting.

You can still vote in person at the Annual Meeting, even if you have completed and returned a proxy. You may revoke your proxy at any time before it is voted by:

o     submitting a new proxy with a later date;
o     by voting in person at the Annual Meeting; or
o     by filing with our corporate secretary a written revocation of the proxy.

Attendance at the Annual Meeting will not of itself constitute revocation of a proxy. You must note your appearance with the inspector(s) of election, tell the inspector(s) that you previously granted a proxy with respect to the Annual Meeting, which you are revoking and request a ballot in order to personally vote at the Annual Meeting.

If you hold shares through a broker, you should contact your broker to determine the procedures through which you can vote your shares in person.

Revocability of Proxy

      A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

No Dissenter's Rights

Stockholders are not entitled to dissenter's rights of appraisal with respect to Proposals 1, 2, 3 or 4.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Our common stock is the only class of our voting securities presently outstanding. As of January 30, 2006, there were 38,726,055 shares issued and outstanding.

The following table sets forth information as of January 1, 2006 with respect to the beneficial ownership of shares of our common stock as of the date of this proxy statement by:
o each person who, or is known by us to, beneficially (within the meaning of Rule 13d-3 of the Exchange Act) owns 5% or more of the 38,726,055 outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission (the "SEC") and certain other information,
o     each of our current "named executive officers" and directors, and
o     in summary, all of our executive officers and directors as a group.

The term "named executive officers" is defined in the SEC rules as those executive officers who are required to be listed in the Summary Compensation Table provided in the discussion in this proxy statement concerning proposal number 1.

Except as otherwise indicated in the notes to the following table,
o we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and
o the address for each beneficial owner listed in the table, except where otherwise noted, is InforMedix Holdings, Inc., Georgetowne Park, 5880 Hubbard Drive, Rockville, Maryland 20852-4821.

                                                                                                  Percentage of
                                                                     Amount and Nature of    Beneficial Beneficially
Name of Stockholder                                                    Shares Ownership             Owned (1)
-------------------                                                    ----------------             ---------
Bruce A. Kehr                                                             3,111,992(2)                 7.8%
Davison R. Dulin                                                            225,000(3)                    *
Arthur T. Healey                                                            254,425(4)                    *
P. Michael Gavin                                                            281,977(5)                    *
Rhonda B. Friedman                                                          239,164(6)(7)                 *
Harris Kaplan                                                               322,527(6)(7)                 *
Phillip Gross                                                               234,000(7)(9)                 *
Robert Rubin                                                                338,115(7)(8)(9)              *
Douglas G. Watson                                                           254,897(6)(7)                 *
Irving G. Snyder, Jr                                                      2,933,800(10)                7.2%
P.O. Box 367 45.32 State Road 14 Stevenson, WA 98684
All executive officers and directors as a group (9 persons )              3,546,959                    9.1%

* Less than 1% of the issued and outstanding shares.

(1) Does not include as of January 1, 2006, shares of Common Stock currently issuable upon: (i) exercise of 200,000 Common Stock Purchase Warrants, to purchase 400,000 shares at $2.50 per share which had been issued in connection with the Hunapu, Inc. initial public offering; (ii) exercise of warrants to purchase an aggregate of 3,004,690 shares of Common Stock issued in connection with loans to the Company; (iii) exercise of 1,250,000 stock options issued under the Company's 2003 Stock Incentive Plan, of which 659,375 of these options are vested; (iv) exercise of 4,200,000 stock options issuable under the Company's 2004 Equity Incentive Plan, of which 4,197,109 options have been granted and 1,332,256 options are vested; (v) exercise of 660,640 stock options granted outside of the Company's plan all of which are vested; (vi) exercise of common stock purchase warrants to purchase 1,463,000 shares issued in connection with consulting services rendered; (vii) approximately 3,635,158 A Warrants to purchase 3,635,158 shares of Common Stock; 3,635,158 B Warrants to purchase 1,817,579 shares of Common Stock and placement agent warrants to purchase .12 units or an aggregate of 46,419 shares of Common Stock issued in the 2004 Equity Offering, and (viii) exercise of 2,000,000 stock options issuable under the Company's Board of Directors Stock Option Plan, of which 1,350,000 options have been granted and 450,000 options are vested subject to the approval of the shareholders.

(2) Includes 1,224,544 shares issuable upon exercise of presently-exercisable stock options and 100,838 shares issuable upon exercise of warrants issued in exchange for accrued and unpaid compensation. Does not include up to 1,615,456 shares of Common Stock issuable upon exercise of options not currently exercisable.

(3) Includes 225,000 shares issuable upon exercise of presently-exercisable options, but excludes 775,000 shares issuable upon exercise of options not currently exercisable.

(4) Includes 214,425 shares issuable upon exercise of presently-exercisable stock options. Does not include up to 235,575 shares of Common Stock issuable upon exercise of options not currently exercisable.

(5) Includes 279,303 shares issuable upon exercise of presently-exercisable warrants and options. Does not include 445,697 shares of Common Stock issuable upon exercise of options not currently exercisable.

(6) Includes 75,000 shares issuable upon exercise of presently-exercisable options.

(7) Includes 90,000 shares issuable upon exercise of presently-exercisable options, but excludes the 180,000 shares issuable upon exercise of options not currently exercisable.

(8) Includes 54,115 shares and 50,000 warrants owned by American United Global, Inc. ("AUGI") of which Mr. Rubin is Chairman of the Board. Does not include 623,216 shares owned by the Rubin Family Trust all of which shares Mr. Rubin disclaims beneficial ownership.

(9) Includes 144,000 shares issuable upon the exercise of warrants issued in exchange for consulting services.

(10) Includes 250,000 shares issuable upon the exercise of warrants issued in connection with his April 2003 Bridge loan to the Company and 150,000 shares issuable upon the exercise of warrants issued in November 2003 in connection with a bridge loan. Also includes 1,013,520 shares of Common Stock and 1,520,280 shares issuable upon exercise of Class A and Class B Warrants.

                                PROPOSAL NUMBER 1
                              ELECTION OF DIRECTORS

Seven individuals are to be elected as directors of our company at the Annual Meeting, each to hold office until the next annual meeting of shareholders, unless he or she shall resign, become disqualified, disabled or shall otherwise be removed from office. Our board of directors has nominated each of the following persons for election as directors at the Annual Meeting:

         Bruce A. Kehr                               Rhonda B. Friedman
         Harris Kaplan                               Douglas G. Watson
         Phillip Gross                               Bruce S. Morra
         David B. Nash

Shares represented by executed proxy cards in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of each of the above-stated nominees, unless such nominee shall be unavailable, in which case such shares will be voted for the substitute nominee designated by our board of directors. Each nominee has consented to serve if elected. Our board of directors has no reason to believe that any of these nominees will be unavailable or, if elected, will decline to serve. Only a plurality of votes cast are necessary for the election of the directors.

Information Concerning Director-Nominees and Executive Officers

Set forth below is a brief description of the background of each of our executive officers and director-nominees, based on information provided to us by them.




NAME                         AGE       PRINCIPAL POSITIONS AND OFFICES
                                       WITH OUR COMPANY
-------------------          ---     ------------------------------------------
Bruce A. Kehr, MD            56      Chairman of the Board and Chief Executive
                                     Officer and Director

Davison R. Dulin             48      Senior Vice President of Business
                                     Development and Operations

Arthur T. Healey             45      Chief Financial Officer, General Counsel
C.P.A., J.D.                         and Secretary

P. Michael Gavin             52      Vice President of Research and Development

Rhonda B. Friedman, Sc.D     55      Director

Phillip J. Gross, C.P.A      53      Director

Harris Kaplan, MBA           54      Director

Douglas G. Watson            59      Director

Bruce S. Morra, PhD, MBA     __      Director - Nominee

David B. Nash, MD, MBA       50      Director - Nominee

Set forth below is a brief description of the background of each of our executive officers and directors, based on information provided to us by them.

BRUCE A. KEHR, M.D. has been the Chairman of the Board of Directors and Chief Executive Officer of InforMedix, Inc. since its formation in 1997. Dr. Kehr is a forensic consultant in neuropsychiatry and traumatic brain injury and a practicing physician. Since 1982, Dr. Kehr has been the President of Contemporary Psychiatric Services, a psychiatric group practice he formed which employs 10 full and part-time employees. Dr. Kehr is the inventor of fifteen issued patents and twelve pending patents in the United States, Europe, Japan, and Canada, as well as issued and pending trademarks and service marks. In 1995, he was named in Who's Who of American Inventors. He has actively written and lectured on neuropsychiatry aspects of traumatic brain injury and on medication noncompliance, a field in which he is recognized as an expert. Dr. Kehr received his Bachelors degree from the University of Pennsylvania in 1971, followed by his Medical degree from Georgetown University School of Medicine in 1975.

DAVISON R. DULIN became the Senior Vice President of Business Development and Operations of InforMedix, Inc. effective September 30, 2004. Prior thereto, from February 15, 2004, he served as Vice President of Sales and Marketing. From July 2001 until February 2004, he served as the Vice President of Marketing and Sales of Database Publishing Group, Inc. From August 1998 until April 2001, Mr. Dulin was employed by HealthOnline, Inc., serving as Executive Vice President Marketing and Sales/Director from August 1998 until June 2000 and then President/Director from June 2000 until April 2001. In June, 2001, HealthOnline, Inc., filed for bankruptcy in Baltimore County, Maryland. From January 1997 until August 1998, he was the Executive Vice President of Marketing and Sales for FutureHealth Corporation. Mr. Dulin graduated from Davidson College in 1980 with a B.A.. in Chemistry. Mr. Dulin also spent more than 12 years at Ciba Pharmaceuticals, where he held numerous senior positions including marketing and sales director of the company's UK division, vice president of marketing, and executive director and head of headquarter sales.

Arthur T. Healey, C.P.A., J.D. has served as the Chief Financial Officer of InforMedix, Inc. since February 2002, General Counsel of InforMedix Holdings, Inc. since July 2003 and corporate Secretary since January 2004. Mr. Healey is directly responsible for corporate finance, financial reporting, compliance with all laws, financial modeling, contract negotiation, plan administration,, and corporate recordkeeping. Mr. Healey also provides support for investor relations and strategic planning. He served as the Chief Financial Officer for the BioMedical Development Corporation, from January 2001 until July 2003. He previously served as a Senior Manager and/or Manager with "Big Four" accounting firms Ernst & Young, Coopers & Lybrand, and KPMG Peat Marwick over a twelve year period ranging from 1986 to 1989, and 1991 through September 2000. He was also the Chief Financial Officer for an early stage business accelerator in King of Prussia, PA called GoHealth NetwoRx from September 2000 through December 2003. Mr. Healey is a certified public accountant and an attorney with over nineteen years experience working with entrepreneurial companies in the healthcare, telecommunications, and financial services industries. Mr. Healey received his Bachelors degree in Accounting from Villanova University in 1983 and graduated cum laude from Villanova Law School in 1991, where he was a member of the Villanova Law Review.

P. Michael Gavin became the Vice President of Research & Development of InforMedix, Inc. on February 1, 2002. From 1992 until November 2001, he was the Vice President of Research and Development for ITC International Technodyne, where he was directly responsible for the creation, development, clinical testing, and manufacturing scale-up of numerous medical devices. These devices included in-vitro diagnostics devices, disposable medical devices, and laboratory based clinical chemistry and hematology systems. In addition, he directly managed the design, development, clinical testing, and regulatory submissions for the first home use Prothrombin time monitor to be approved by the FDA and managed the modification of two portable diagnostic devices for use in double-blinded clinical trials. Mr. Gavin holds six United States patents. He graduated cum laude from Fairleigh Dickinson University in 1985 with a B.S.E.E. in Computer Science & Communication Systems. He has additional course work in Project Management, Design for Manufacturability, Statistics, Human Resource management, Financial Analysis, Real Time Operating Systems, Assembly Language Programming, cGMP Practices and Best Practices in Product Development.

Significant Employee

Linda Oaster, 41, Director of Sales

Ms. Oaster brings more than 17 years of sales experience and more than $200 million in sales successes in the disease management and managed care markets to InforMedix. Ms. Oaster was Senior Director of Client Management Services at CorSolutions, Inc., a disease management company, for the past year and half prior to joining the Company in April 2005. Prior to this, she served for three and half years as Director of Business Development for SHPS Healthcare Services and Director of Business Development, Northeast Region at CareWise, both national disease management vendors. In addition to this, she spent 11 years in various account managerial roles at PARTNERS National Health Plans of North Carolina.

Significant Consultant

Remie J. Smith, BSEE 44, Director of Software Development

Remie J. Smith, BSEE, has served as Director of Software Development of InforMedix, Inc. since May, 2003. Mr. Smith has t 0 0 over 19 years experience in medical software product development with specialization in project management, software lifecycle development, and verification/validation. Mr. Smith has successfully lead numerous major medical software and WEB projects to commercial products. His technique for making goals measurable and repeatable provides the mechanics for success. Mr. Smith brings extensive experience in FDA regulations including CFR 21 Part 11 and HIPPA compliance. He has seven end-to-end medical product launches and three vertical web applications, which Management believes is ideally suited to the Med-eMonitor product line. Mr. Smith graduated with a BSEE in 1984, in Computer Engineering, from State University of New York at Buffalo. In addition, Mr. Smith has obtained certifications in Microsoft and SUN Technologies.

Board of Directors

Bruce A. Kehr, M.D., Chairman, see description above.

Rhonda B. Friedman, Sc.D. has been a director of InforMedix since February 2001. Since January 1997, she has served as the President and Chief Operating Officer of Coagulation Diagnostics, Inc., a company specializing in the development of tests for hypercoagulability, or the tendency to form blood clots. From October 1987 until January 1997, Dr. Friedman t 0 0 worked at the MEDSTAT Group in Washington, D.C., a company specializing in medical database development. During her tenure at MEDSTAT, she held such positions as Director of Clinical Research and Outcomes, Acting Vice President and General Manager of the Research and Policy Division, and Vice President of Disease Management. Dr. Friedman has a wide range of experience in global clinical trials, outcomes research, strategic business planning, business development, and financial and personnel management. Dr. Friedman earned her Bachelors degree from Hobart and William Smith Colleges in 1971. She has also earned an Sc.M. in 1974 and Sc.D. in 1978 from the John Hopkins University School of Hygiene and Public Health.

Phillip J. Gross, CPA was appointed to the InfoMedix Holdings, Inc. Board of Directors on January 24, 2005 by the Board to replace Bert Wasserman who retired. Phil also serves as the Chairman of the Audit Committee. He has over 30 years of finance, business, and healthcare related experience. Since March 1, 2005, Mr. Gross has served as a consultant to and prior thereto, from February 2004, he was the Senior Vice President of Business Development and Chief Financial Officer of Dr.First.com, Inc. From May 2002 until January 2004, Mr. Gross was an independent consultant. Prior thereto from December 1998 he was President, Vice Chairman and a Director of PrimeWire, Inc. He began his career as a management consultant with the International Association of Chiefs of Police, Hallcrest Systems and Cresap, McCormack and Paget. He then entered the telecommunications and information services industry in 1981. Mr. Gross spent four years with MCI during which he held senior management positions on the Corporate Staff and in MIS, and spent three years as the CFO of America Online. For the last 20 years, he has co-founded or been involved during the development stage with several business services, healthcare and information technology companies in which he held senior financial and operating positions, or served as an "angel investor," board member, consultant and/or advisor. During the 1998-1999 academic year, Mr. Gross served as the Entrepreneur-in-Residence at the Dingman Center for Entrepreneurship, at the R.H. Smith School of Business, University of Maryland; he was an Adjunct Professor of Entrepreneurship at the Smith School through Spring 2002. He is active in the venture capital community as both the recipient of venture capital funds as an early stage investor. He holds B.A. and M.P.A. degrees from Syracuse University and obtained his Certified Public Accountant and Certified Internal Auditor certificates in 1978.

Harris Kaplan, MBA has been a director of InforMedix since August 2001 and is Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee. Since May 1999, Mr. Kaplan has been the Chief Executive Officer of the Collaborative Consulting Group, providing strategic guidance to pharmaceutical and biotechnology companies, for the commercialization and licensing of new pharmaceutical products. In September 1980, Mr. Kaplan co-founded Migliara-Kaplan Associates, which became the largest healthcare custom marketing research and strategic planning company in the world with revenues in excess of $45 million. Migliara-Kaplan specialized in helping pharmaceutical, diagnostic, and medical device companies identify new product opportunities and then maximizing the commercial potential of new products in development. Migliara-Kaplan clients included virtually all of the major pharmaceutical companies as well as many of the largest diagnostics companies in the United States and in Europe. During his tenure at Migliara-Kaplan, Mr. Kaplan was involved in the launch of over 50 new pharmaceutical products including, most recently, Prilosec, Nexium, Lipitor, Aricept, Celebrex, Norvasc, Cozaar, Tequin, and TNKase. He remained with Migliara-Kaplan until April 1999. Mr. Kaplan was an early investor in and consultant to several healthcare companies including Ventana Medical, Biosite, and Digene Corporation. Harris has also been an advisor to a number of venture capital groups including CW Group, Frazier & Co., DeNovo Ventures and Medicus Ventures. He received his Bachelors degree and MBA from Temple University.

Douglas G. Watson became a Director of InforMedix in November 2001 and is Chairman of the Marketing and Sales Committee. In June 1999, he founded and currently serves as the Chief Executive Officer of Pittencrieff Glen Associates, a company which provides management consultant services. Mr. Watson's experience in the pharmaceutical industry spans from 1966 until May 1999. He joined Geigy
(UK) Ltd in 1966, working first in Operations Research and then in Corporate Planning. Following the Ciba-Geigy merger, he spent one year in Basel, Switzerland as the United Kingdom representative to an international integration team. He returned to the United Kingdom in 1973 as an accounting development and investment appraisal manager, and later as a headquarters management accountant. In 1978, Mr. Watson returned to Basel as personal assistant to the chairman of the Executive Committee. In 1981, he joined the United States Pharmaceuticals Division of Novartis Corporation as the Senior Vice President of Planning and Business Development, and a member of the Pharmaceuticals Management Committee. He served as the President of the Ciba Pharmaceuticals Division from 1986 until 1996, when he was appointed President and Chief Executive Officer of the Ciba-Geigy Corporation. During this ten year period, Mr. Watson was an active member of the Pharmaceutical Research & Manufacturers Association (PhRMA) Board in Washington, DC. Mr. Watson became President and Chief Executive Officer of Novartis Corporation in 1997 when the Federal Trade Commission approved the merger of Ciba-Geigy and Sandoz. Mr. Watson elected to take early retirement from Novartis in May 1999. Mr. Watson serves as Chairman of the Board of OraSure Technologies, Inc. and as a member of the Board of Directors for Engelhard Corporation, Dendreon Corporation, Genta, Inc., Bio Electronics, Inc., BioMimetic Pharmaceuticals Inc., Innovative Drug Delivery Systems, Inc. and BZL Biologics, Inc. Mr. Watson holds a Masters degree in pure mathematics from Churchill College, Cambridge University, and is a member of the Chartered Institute of Management Accountants. He has been an active supporter of America's Promise since its inception, and is the chairman of the Freedom House Foundation, a non-profit organization dedicated to treating high risk, adult men and women recovering from alcohol and drug addiction. He is a member of the Conference Board, and on the President's Advisory Board of Drew University.

Bruce S. Morra, Ph.D., MBA will be joining the InforMedix Holdings, Inc. Board of Directors subject to shareholder approval at the 2004 Annual Meeting of Shareholders. Mr. Morra received his Ph.D., his M.B.A. and his M.S. from the University of Massachusetts in Amherst, Massachusetts in 1978, 1979 and 1980, respectively. He received his B.S.E. from Princeton University in 1976. He served as President of West Pharmaceutical Services, Inc. from 2003 to 2004 which conducted a drug delivery business focused mainly on mucosal and oral delivery of small molecules, peptides/proteins and vaccines. For the period 2000 to 2003, He was a consultant and advisor to various companies, including:
Medisys Technologies, Inc., Biopore Corp. & Polygenetics Inc., Unigene Laboratories, Inc., Progenitor Cell Therapy, LLC, Flamel Technologies, Inc. and International Specialty Products. For the period 1993 through 2000, he served as the President and Chief Operating Officer of Flamel Technologies, Inc., the U.S. subsidiary of Flamel Technologies S.A. (France), a start-up company developing, manufacturing and licensing drug delivery technologies and products, bioresorbable polymers for medical devices and specialty products for optical and agrochemical applications.


David B. Nash, MD, MBA, FACP also will be joining the Board of Directors subject to shareholder approval at the 2004 Annual meeting of shareholders, He is Founder and Dr. Raymond C. and Doris N. Grandon Professor and Chairman of the Department of Health Policy, at Jefferson Medical College of Thomas Jefferson University in Philadelphia. Dr. Nash will be joining the InforMedix Holdings, Inc. Board of Directors subject to shareholder approval. Internationally recognized for his work in outcomes management, disease management, medical staff development and quality-of-care improvement, his publications have appeared in more than 100 articles in major journals. He has edited fifteen books, including A Systems Approach to Disease Management by Jossey-Bass, Connecting with the New Healthcare Consumer by Aspen and The Quality Solution by Jones and Bartlett. Dr. Nash has served on the Board of Directors of five companies, including two publicly-traded companies, three disease management companies, and two companies that were acquired while he served as a Director. These companies include: Patient InfoSystems (PATI:NASDAQ) from 1996 -2000; I-Trax Corporation (DMX:AMEX) from 2002 to current; Future Health, which was recently acquired by Nationwide Mutual Insurance Company from 2003 to current; Pharma Detailing.Com from 1999 to 2000; and DoctorQuality which was also acquired from 2000 to 2003. In addition, Dr. Nash has served on the Advisory Boards of nine other companies including Pfizer Health Solutions. Repeatedly named by Modern Healthcare to the top 100 most powerful persons in healthcare list, his national activities include appointment to the JCAHO Advisory Committee on Performance Measurement, the CIGNA Physician Advisory Committee, membership on the Board of Directors of the Disease Management Association of America (DMAA) and Chair of an NQF Technical Advisory Panel - four key national groups focusing on quality measurement and improvement. Dr. Nash was also named as a finalist in the 15th Annual Discover Awards for Innovation in Public Health by Discover magazine.In 1995, he was awarded the Latiolais ("Lay-shee-o-lay") Prize by the Academy of Managed Care Pharmacy for his leadership in disease management and pharmacoeconomics. Currently, he is Editor-in-Chief of four major national journals including P&T, Disease Management, Biotechnology Healthcare and the American Journal of Medical Quality. Dr. Nash received his BA in economics (Phi Beta Kappa) from Vassar College in 1977; his MD from the University of Rochester School of Medicine and Dentistry in 1981; and his MBA in Health Administration (with honors) from the Wharton School at the University of Pennsylvania in 1986. While at Penn, he was a former Robert Wood Johnson Foundation Clinical Scholar and Medical Director of a nine physician faculty group practice in general internal medicine.

Director Attendance at the Annual Meeting

      Although the Company does not have a formal policy with respect to director attendance at annual meetings, the Company strongly encourages directors to attend the Annual Meeting. We expect that all of our directors will attend this year's Annual Meeting.

                                BOARD COMMITTEES

Our Audit Committee consists of Phillip Gross, as Chairman, and Dr. Rhonda B. Friedman and Harris Kaplan. Our Compensation Committee consists of Harris Kaplan, as Chairman, and Douglas Watson and Phillip Gross. Our Nominating and Corporate Governance Committee consists of Harris Kaplan, as Chairman, and Douglas Watson. The Company also has two informal committees of the Board including the Sales and Marketing Committee chaired by Douglas Watson and the Scientific Advisory Committee Chaired by Rhonda Friedman.


Audit Committee Charter

Our board of directors acted as the audit committee until August 2004 when such committee was formally elected and adopted its charter for the audit committee.

Audit Committee Report

Review with Management

The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 31, 2004.

Review and Discussions with Independent Public Accountants

The Audit Committee has discussed with Bagell, Josephs & Company, LLC, the Company's independent accountants, the matters required to be discussed by SAS 61.

Receipt, Review and Discussions of Disclosures and Letter from the Independent Public Accountants

The Committee has received all written disclosures and the letter of the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants their independence.

Recommendation of the Audit Committee

Based on the review and discussions referred to in this Audit Committee Report, the full Board of Directors of the Company acting as the Audit Committee (without the vote of Bruce Kehr or Douglas Watson) recommended that the Company's audited financial statements as of and for the fiscal year ended December 31, 2004 be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 for filing with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors of InforMedix Holdings, Inc. Phillip J. Gross, CPA, Chairman
Harris Kaplan, Member
Rhonda B. Friedman, Member


Meetings of the Board of Directors and its Committees

Our board of directors held four formal meetings and took action by written consent in lieu of a meeting on seven occasions during our fiscal year ended December 31, 2004. Each member of our board of directors attended, in person or telephonically, the four formal meetings of our board held during our 2004 fiscal year.

Our Compensation Committee held two formal meetings during our fiscal year ended December 31, 2004. Each committee member attended, in person or telephonically, the two meetings held by the Compensation Committee during our 2004 fiscal year.

Director Compensation

The Compensation Committee has determined that directors shall be compensated for their services on the Board of Directors with options. On January 24, 2005, the Board unanimously passed a resolution that each director shall receive a grant of 270,000 options, exercisable at $.30 per share, vesting over a three year period at a rate of 7,500 options per month subject to the approval of the 2005 Board of Director Stock Option Plan by the shareholders. In addition, the four independent directors that had served on the Board but had not been compensated for the period August 2002 through December 2004, received a grant of 75,000 fully vested options exercisable at $.30 per share. We reimburse our directors for their reasonable expenses incurred in attending meetings of our board.

Stockholder Communications with Directors

Stockholders wishing to communicate to our board, other than to submit proposals for action at meetings of our stockholders pursuant to SEC Rule 14a-8, should do so in writing, addressed to "Corporate Secretary" at InforMedix Holdings, Inc., Georgetowne Park, 5880 Hubbard Drive, Rockville, MD 20852-4821. The envelope delivering such written communications should be marked "Stockholder Communication."

All stockholder communications received by the Company's Corporate Secretary will be delivered to one or more members of the Board of Directors, or, in the case of communications sent to an individual director, to such director. Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), our directors and executive officers and beneficial owners of more than 10% of our common stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the common stock and derivative securities. Officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company's equities are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports provided to us and written representations from such persons regarding the necessity to file such reports, we are not aware of any failures to file reports or report transactions in a timely manner during the our fiscal year ended December 31, 2004, except that: Douglas Watson and Harris Kaplan, current independent directors, and Bert Wasserman, a former independent director, each filed a Form 5 reporting a transaction on June 30, 2004 in which he received securities in consideration for releasing the Company from a debt obligation.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to us during the fiscal years ended December 31, 2004, 2003 and 2002, all compensation earned by each person who served as our chief executive officer during our 2004 fiscal year and such other persons who were serving as executive officers at the end of our 2004 fiscal year and whose total annual salary and bonus earned during our 2004 fiscal year exceeded $100,000.

Summary Compensation Table (1)



                            Annual Compensation Compensation               Long-Term
                                                                             Shares              All Other
     Name and                                                              Underlying         Compensation (1)
Principal Position              Year          Salary          Bonus         Options
Bruce A. Kehr, CEO              2004        $ 102,075 (2)       0          1,650,000                 0
Bruce A. Kehr, CEO              2003        $  78,210 (2)       0            387,426                 0
Bruce A. Kehr, CEO              2002        $  37,692 (2)       0             67,888(3)              0
Arthur T. Healey, CFO           2004        $ 145,846           0            187,500                 0
Davison R. Dulin, Senior VP     2004        $ 156,216           0            900,000                 0
Michael P. Gavin, VP            2004        $ 154,500           0            400,000                 0

(1) These compensation figures do not include the cost of benefits, including premiums for life insurance, and any other perquisites provided by us to such persons in connection with our business, all of which does not exceed the lesser of $50,000 or 10% of such person's annual salary and bonus for the subject fiscal year.

(2) Dr. Kehr was to be paid a base salary of $200,000, however, as the Company was unable to pay his full base salary in cash it was paid partially in stock. On October 15, 2003, Dr. Kehr reduced his base salary to $100,000 until the Company receives $2 million in equity financing. In July 2005, the Compensation Committee agreed to increase Dr. Kehr's salary to $225,000 effective January 1, 2006. See "Employment Agreements" below.

(3) Includes 116,366 shares issued upon conversion of options granted in connection with the August 14, 2002 merger between InforMedix, Inc. and IFAC, Inc.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

The following table contains information concerning the grant of stock options to the named Executive Officers during 2004, exclusive of options granted in January 2004 for services rendered during the fiscal year ended December 31, 2003 and reported by the Company in its Audit Report on Form 10-KSB for December 31, 2003, and also excludes options granted in 2005.

                      Number of Shares     Percent of Total Options
                     Underlying Options     Granted to Employees        Exercise Price     Expiration        Grant
     Name                 Granted              in Fiscal Year              Per Share          Date            Date
Bruce A. Kehr              696,790                  18.7%                     $.32          9/23/2014      9/24/2004

Bruce A. Kehr              754,122                  20.2%                     $.30          9/23/2014      9/24/2004

Arthur T. Healey           114,100                   3.1%                     $.32          9/23/2014      9/24/2004

Davison R. Dulin           900,000                  24.1%                     $.32          9/23/2014      9/24/2004

Michael P. Gavin           359,597                   9.6%                     $.30          9/23/2014      9/24/2004

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

The following table summarizes for the Named Executive Officers the total number of shares acquired upon exercise of options during the fiscal year ended December 31, 2004, and the value realized (fair market value at the time of exercise less exercise price), the total number of unexercised options, if any, held at December 31, 2004, and the aggregate dollar value of in-the-money, unexercised options, held at December 31, 2004. The value of the unexercised, in-the-money options at December 31, 2004, is the difference between their exercise or base price, and the fair market value of the underlying common stock on December 31, 2004, which was less than the exercise of all options included in the table. The closing bid price of our common stock on December 31, 2004 was $.25.

                                                            Number of Securities             Value of Unexercised
                             Shares Acquired Upon          Underlying Unexercised                In-The-Money
                              Exercise of Options                 Options at                      Options at
                              During Fiscal 2004              December 31, 2004                December 31, 2004
Name                     Number      Value Realized       Exercisable    Unexercisable   Exercisable     Unexercisable
Bruce A. Kehr              0                0              399,088          1,550,912        -0-               -0-
Arthur T. Healey           0                0              148,400           151,600         -0-               -0-
Davison R. Dulin           0                0                  -0-           900,000         -0-               -0-
Michael P. Gavin           0                0              140,403           409,597         -0-               -0-

LONG TERM INCENTIVE PLANS--AWARDS IN THE LAST FISCAL YEAR

The following table summarizes for each Named Executive Officer each award under any long term incentive plan for the year ended December 31, 2004:

                                                            Estimated Future Payouts under non-stock price
                                                            based plans
    Name            Number of         Performance or        Threshold          Target         Maximum
                    shares, units     other period until    ($ or #)           ($ or #)       ($ or #)
                    or other rights   maturation or payout  --------           --------       --------

    None



Employment Agreements

InforMedix, Inc. entered into an employment agreement with Bruce A. Kehr, MD, Chairman and Chief Executive Officer on January 1, 2000 which was amended and restated on July 1, 2004. The term of such employment agreement shall continue until June 30, 2007. During the term of the agreement Dr. Kehr may continue to oversee the business operations of Contemporary Psychiatric Services Inc. and may continue to provide treatment to patients for up to 15 hours per week provided these activities do not prevent or impair Dr. Kehr's performance under the employment agreement. Dr. Kehr's base salary is $100,000 increasing to $225,000 when InforMedix obtains cumulative cash receipts of $2 million from sales, royalties, license fees or other income (collectively "Revenues"), or InforMedix obtains gross proceeds of at least $2 million from an equity offering. His base salary shall be subject to annual increases subject to approval by the Compensation Committee of our board of directors. In July 2005, the Compensation Committee agreed to increase Dr. Kehr's salary to $225,000 effective January 1, 2006. He also will be entitled to an annual bonus at the discretion of the Compensation Committee of our board of directors. He agreed to convert $21,000 of accrued but unpaid salary into units identical to those of the Equity Offering, consisting of 58,892 shares of Common stock 58,892 Class A Warrants and 58,892 Class B Warrants to purchase 58,892 and 29,446 shares, respectively. Dr. Kehr shall be entitled to two bonuses of $40,000 each when InforMedix obtains $1 million and $2 million of Revenues. Dr. Kehr shall also be entitled to two bonuses of $17,500 each when InforMedix (a) successfully completes a test of the Company's Med-e-Monitor by a major pharmaceutical company and (b) executes an agreement for use of the Med-e-Monitor in a clinical drug trial for which InforMedix receives compensation. Dr. Kehr received $17,500 in January 2005 when the Company received written confirmation of successful completion of a pilot test. Under his employment agreement Dr. Kehr was granted an option to purchase 1,450,912 shares of Common Stock subject to shareholders approval of the 2004 Equity Incentive Plan.

His estate will also be entitled to receive one year's base salary in the event Dr. Kehr dies while employed by InforMedix. If Dr. Kehr is terminated other than for cause, death or total disability, then he is entitled to receive an amount equal to the product of his base salary for 12 months plus payment of all unused vacation time and unreimbursed expenses. Upon a change of control, if Dr. Kehr is terminated other than for cause or good reason, he shall be retained as Executive Vice President of InforMedix. Dr. Kehr shall be subject to non-competition and non-solicitation provisions with respect to any past or present customers and any employee or agent for the period of his employment plus 12 months after termination.

InforMedix has entered into an Employment Agreement with Arthur Healey as Chief Financial Officer and General Counsel. The agreement is for three years effective July 1, 2003. Mr. Healey's salary is $150,000 plus a bonus of up to 20% of salary based on milestones to be determined. Mr. Healey received stock options to purchase 112,500 shares of Common Stock at $1.00 per share in 2003 and stock options to receive an additional 114,100 shares of Common Stock, at $.32 per share in 2004, with vesting to occur over three years based on milestones established by the Compensation Committee. Mr. Healey also agreed to receive one-half of this compensation in cash and the other half in stock options for the first five months of his employment agreement. If there is greater than a 50% change in control all issued but unvested options shall vest immediately.

InforMedix entered into an Employment Agreement with Davison R. Dulin as of February 15, 2004. The agreement provides that Mr. Dulin shall serve as Vice President of Sales and Marketing. Mr. Dulin is employed "at will" at an annual base salary of $162,000 per year. He is entitled to a quarterly performance bonus in an amount equal to 4% of actual cash collected from customer accounts for which he is directly responsible during the quarter up to targeted cash collections of $2,000,000 for the year ending December 31, 2004. During the year ending December 31, 2004, the minimum quarterly bonus that Mr. Dulin shall receive is Five Thousand ($5,000) Dollars which will serve as an offset against all performance bonuses in 2004. In the event that InforMedix collects cash in excess of $2,000,000 in the year ending December 31, 2004, he shall be entitled a discretionary bonus in an amount to be determined by the Compensation Committee of our Board of Directors of the Company. Until such time as InforMedix establishes a health plan for employees, InforMedix has agreed to reimburse Mr. Dulin on a monthly basis for the cost of his paying for his personal health insurance through his existing health plan.

2003 Stock Incentive Plan

The Company has adopted the 2003 Stock Incentive Plan (the "2003 Plan") in order to motivate participants by means of stock options and restricted shares to achieve InforMedix's long-term performance goals and enable our employees, officers, directors and consultants to participate in our long term growth and financial success. The 2003 Plan provides for the grant of any combination of stock options to purchase shares of Common Stock or restricted stock to our directors, officers, employees and consultants and those of our subsidiaries. The 2003 Plan which is administered by the Compensation Committee of our Board of Directors (presently comprised of Harris Kaplan (chair), Douglas Watson and Phillip Gross), currently authorizes the issuance of a maximum of 1,250,000 shares of Common Stock, which may be authorized and unissued shares or treasury shares. The stock options granted under the 2003 Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code ("ISO's"), or non-qualified stock options ("NQSO's"). Both incentive stock options and non-qualified stock options must be granted at an exercise price of not less than the fair market value of shares of Common Stock at the time the option is granted and incentive stock options granted to 10% or greater stockholders must granted at an exercise price of not less than 110% of the fair market value of the shares on the date of grant. If any award under the 2003 Plan terminates, expires unexercised, or is cancelled, the shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. As of December 31, 2004, 575,000 shares of Common Stock are issuable upon exercise of options granted under the 2003 Plan to the four officers of the Company. The remaining 675,000 options have been granted, including 316,667 which vested on December 31, 2005. The 2003 Plan will terminate on February 6, 2013.

2004 Equity Incentive Plan

Our board of directors adopted the InforMedix Holdings, Inc. 2004 Equity Incentive Plan (the "2004 Plan") and our stockholders approved the 2004 plan on October 20, 2004. We established the 2004 Plan to incentivize and retain key management personnel to grow our company and increase stockholder value. Under the 2004 Plan, we may issue stock options, or restricted stock. Options are issued to our management, and then vest based upon performance milestones achieved, as determined by the Compensation Committee of our Board of Directors. Awards to our board of directors and advisory board vest based upon their longevity of service to our company. The 2004 Plan authorized the issuance of 4,200,000 stock options of which 2,682,109 have been granted as of December 31. 2004. The following persons were granted options: Dr. Bruce Kehr, Chief Executive Officer (1,450,912), Janet Campbell, former President (865,366), Davison Dulin, Senior Vice President of Business Development and Operations, (512,500), Arthur Healey, Chief Financial Officer (114,100) Michael Gavin, Vice President of Research and Development (359,597), Remie Smith, Consultant (190,000) and all directors as a group (500,000).

The 2004 Plan provides for the grant of stock options, which may be either ISO's or NQSO's. The exercise plan of an ISO must be no less than 100% of the fair market value of our common stock on the date of grant; and the exercise price of an NQSO must be no less than 85% of such fair market value. At the time of grant, the administrator will determine when options are exercisable and when they expire. In absence of such determination, each option will have a ten year term, with one quarter of the shares subject to the option becoming exercisable on the first anniversary of the option grant and with an additional one-quarter becoming exercisable on each of the next three anniversary dates. Their term of an option cannot exceed ten years, except in the case of an ISO granted to a person who beneficially owns 10% or more of the total combined voting power of all of our equity securities, referred to as a "10% stockholder." An ISO granted to a 10% stockholder cannot have a term exceeding five years, nor may such an ISO be exercisable at less than 110% of the fair market value of our common stock on the date of grant. ISOs may not be granted more than ten years after the date of adoption of the 2004 Plan by our board of directors, which was on August 23, 2004.

The 2004 Plan also provides for restricted stock grants subject to substantial risk of forfeiture; stock bonus awards without payment; stock appreciation rights and/or performance grants earned over a performance period.

Other Options

In January 2004, InforMedix granted the following options to employees for services rendered in 2003 in lieu of accrued but unpaid compensation: (a) an aggregate of 446,558 NQSO's which have vested to officers of the company exercisable at $1.00 per share; and (b) an aggregate of 160,967 options which have vested to officers of the Company in exchange for deferred compensation at $.37 per share.

Equity Compensation Plan Information

The following table summarizes information with respect to options under our equity compensation plans as of December 31, 2004:

o the number of shares of our common stock issuable upon exercise of outstanding options, warrants and rights, separately identified by those granted under equity incentive plans approved by our stockholders and those granted under plans, including individual compensation contracts, not approved by our stockholders (column A).

o the weighted average exercise price of such options, warrants and rights, also as separately identified (column B), and

o the number of shares remaining available for future issuance under such plans, other than those shares issuable upon exercise of outstanding options, warrants and rights (column C).


                                                                                                   Number of securities
                                                                                                   remaining available for
                                        Number of securities to be     Weighted-average exercise   future issuance under
                                        issued upon exercise of        price of outstanding        equity compensation plans
                                        outstanding options,           options, warrants and       (excluding securities
                                        warrants and rights            rights                      reflected in column (a))
                                                   (a)                      (b)                       (c)
Equity compensation plans
approved by security holders                    4,432,109                   $.44                    1,017,891
Equity compensation plans not
approved by security holders                      660,640                   $.85                        N/A
              Total                             5,092,749                   $.50                    1,017,891

Certain Relationships and Related Transactions

The employment agreements we entered into with each of Bruce A. Kehr, Arthur Healey and Davison Dulin are discussed in the "Employment Agreements" subsection set forth previously in this Proxy Statement.

InforMedix issued a total of 18,464 shares of common stock to the Biomedical Development Corporation ("BMDC") for marketing, financial and accounting services rendered during 2002 and 20,000 shares in 2004 in settlement of a disputed amount issued for past services. Arthur Healey, Chief Financial Officer of InforMedix, formerly owned approximately 27% of BMDC prior to July 2003, and was its then Chief Financial Officer. Douglas Dieter, former Director of Marketing of InforMedix, owns approximately 71% and is the President of the BMDC. Mr. Healey resigned from BMDC effective June 30, 2003 and disclaims any beneficial ownership to any of the 38,464 shares issued to BMDC. BMDC was also paid $11,500 cash for services rendered during 2002 and $47,530 for the year ended December 31, 2003.

P. Michael Gavin, Vice President of Research and Development of InforMedix, received $112,503 in consulting fees or other cash compensation in 2003 and $154,500 in 2004. Mr. Gavin is an independent contractor and received all compensation through Somerset Consulting LLC.

Bruce A. Kehr, MD, Chairman and Chief Executive Officer of InforMedix, currently holds a warrant to purchase up to 12,500 shares at an exercise price of $3.00 per share. This warrant expires on September 25, 2007. He also held a convertible promissory note in the principal amount of the $25,000 bearing interest at 12% per annum that automatically converted into shares of common stock of InforMedix at a conversion price of $2.00 per share upon the merger of InforMedix into a public company in May 2003. Dr. Kehr was also granted performance and compensation options prior to the merger of InforMedix, Inc. into InforMedix Acquisition Corp. These options have already been converted into common stock. Dr. Kehr also converted $21,790 of accrued but unpaid salary at December 21, 2003, into units identical to those of the Equity Offering consisting of 58,892 shares of Common Stock, 58,892 Class A Warrants and 58,892 Class B Warrants.

Douglas Watson and Harris Kaplan, members of the InforMedix's board of directors, Bert Wasserman, a former member of the Board of Directors and Robert Rubin, an affiliate of a principal shareholder and a current member of the Board of Directors, each had an outstanding loan to InforMedix in the principal amount of $15,000. These notes were payable in August 2003 with interest at 6% per annum and were extended at 12% per annum. On March 4, 2004, these notes were each converted into 46,419 shares of common stock, 46,419 Class A Warrants and 46,419 Class B Warrants.

InforMedix executed a promissory note dated July 6, 1998, modified February 6, 2000 with United Bank. Principal and interest were due in 36 payments from March 6, 2000 to February 6, 2003 at an annual interest rate of prime plus one percent. InforMedix commenced payments on March 6, 2000 through May 6, 2001. At that time, this note was refinanced, and InforMedix was advanced amounts to bring the balance back to its original amount of $297,500. This promissory note was again amended in January 2002, effective December 2001 whereby InforMedix was provided an extension through June 30, 2002 on its payments. Interest payments due were paid currently. The unpaid balance on the note payable at September 30, 2002 was $267,500. The balance was due on November 30, 2004, however, was repaid in August 2004. The note was guaranteed by Dr. Bruce Kehr and certain other shareholders of InforMedix personally. For their personal guarantees and confessions of judgment on the note, the other shareholders were given shares of InforMedix common stock including 5,750 shares received by Dr. Kehr.

In August 2002, InforMedix executed a subordinated promissory note with Rockwell Capital Partners, LLC, its then investment banker, in the amount of $50,000. The promissory note bore interest at a rate of 12% per annum, and automatically converted into shares of the common stock of InforMedix at $2.00 per share, upon the merger into a public company in May 2003. Interest expense on this note was $1,000 for the nine months ended September 30, 2002. This promissory note was subsequently transferred to Old Oak Fund, a greater than 5% shareholder of InforMedix at that time.

In August 2002, InforMedix entered into an additional loan obligation with Rockwell Capital Partners, in the amount of $100,000 for amounts Rockwell advanced to a public relations firm for consulting services. This public relations firm was subsequently reported as defunct by Rockwell. On August 14, 2002, fifty (50%) percent of the loan obligation was converted into 2,350,000 shares of common stock of InforMedix Acquisition Corp. The stock was issued at just over par value, and was issued as founders stock. The remaining fifty percent of the loan obligation was subsequently converted into a subordinated promissory note held in the principal amount of $50,000 by Allied International Fund, an affiliate of Rockwell Capital Partners. The promissory note bore interest at a rate of 12% per annum, and automatically converted into shares of common stock of InforMedix at $2.00 per share upon the merger into a public company in May 2003.

The spouses of Robert DePalo and Kenneth Orr, a principal and a former principal of Rockwell Capital Partners, own the capital stock of Hughes Holdings, LLC. Messrs. DePalo and Orr disclaim beneficial ownership of Hughes Holdings, LLC, which was formed for estate planning purposes. Hughes beneficially owned 16.67% of Hunapu Common Stock at the time of the merger.

On September 25, 2002, InforMedix executed a promissory note with American United Global, Inc. ("AUGI") in the amount of $100,000. The promissory note bore interest at a rate of 12% per annum, and automatically converted into shares of common stock of InforMedix at $2.00 per share upon the merger with a public company in May 2003. Interest expense on this note was $1,000 for the nine months ended September 30, 2002. Robert Rubin, Chairman of the Board of AUGI became a director of the Company in January 2005, and is the original grantor of The Rubin Family Irrevocable Trust, a New York family investment trust; however, he disclaims beneficial ownership of all the capital stock of the trust, which owned 550,000 shares of InforMedix.

Upon the issuances of the promissory notes with Rockwell Capital Partners and AUGI, InforMedix entered into an Intellectual Property Security Agreement dated September 5, 2002 as collateral for the amounts advanced. These promissory note holders and Bruce Kehr shared in the same rights under that agreement. The sequence of events in the last four paragraphs was set forth in a letter agreement among the parties dated February 6, 2003 concerning the promissory notes. The security agreement was terminated when the notes were converted into Common Stock.

In connection with the above described loan terminations, InforMedix Inc. issued warrants to purchase 25,000 shares to each of Allied International Fund, and Old Oak Fund and 50,000 shares to American United Global Inc. These warrants expire on August 1, 2008. They are each exercisable at $3.00 per share, subject to adjustment. On April 9, 2003, InforMedix, Inc. entered into a Security and Loan Agreement with Irving G. Snyder, Jr. (the "Lender") pursuant to which it issued a secured convertible promissory note (the "Note") in the amount of $750,000. The Note bore interest at the rate of 12% per annum. The loan was collaterized by a first lien on InforMedix 's patents. Warrants to purchase an aggregate of 800,000 shares of Common Stock were issued to three persons exercisable at $3.00 per share for a five-year period. InforMedix and the Lender restructured the loan in October 2003, to extend the loan from October 7, 2003, until the earlier of (i) December 7, 2003, or (ii) the closing of at least $2 million from the Offering or another capital stock financing (the "Closing"). In consideration of the above loan restructuring, the 800,000 outstanding warrants exercisable at $3.00 per share were replaced by warrants to purchase 250,000 shares of Common Stock exercisable at $1.50 per share. Upon the Closing of the Offering, the Lender was repaid $375,000 plus all accrued and unpaid interest and the remaining $375,000 was converted into $375,000 of Units as part of the Offering. When the loan was repaid, the loan agreement and related security interest was terminated. The Lender also received warrants to purchase 150,000 shares of Common Stock at $.60 per share in consideration of a November 2003 bridge loan in the aggregate amount of $120,000.

Any future transactions with officers, directors or 5% shareholders will be on terms no less favorable to the Company than could be obtained from independent third parties.

Recommendation of Our Board of Directors


Our board of directors recommends that stockholders vote FOR the election as directors of each of the board's nominees as listed above.

                                   PROPOSAL 2

                             INDEPENDENT ACCOUNTANTS

The Board of Directors of the Company, on the recommendation of the Audit Committee of the Board of Directors, has unanimously approved the appointment of Bagell, Josephs & Company LLC as independent accountants of the Company for the fiscal year ended December 31, 2005 and hereby seeks shareholder ratification of such selection. Representatives of Bagell, Josephs & Company LLC are expected to be present at the Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed by our independent auditors, Bagell, Josephs & Company LLC, for each of our last two fiscal years are as follows:



                                    2004               2003

Audit Fees                        $17,500            $15,000

Audit-Related Fees                $     0            $     0

Tax Fees                          $     0            $     0

All Other Fees                    $10,500            $ 7,000



The fees labeled as All Other Fees above constitute interim reviewed financial statements. Prior to the engagement of Bagell, Josephs & Company LLC, our audit committee considered whether the provision of the financial information systems design and implementation and all other non-audit services was compatible with maintaining the accounting firm's independence. Our audit committee recommended to our board of directors that Bagell, Josephs & Company LLC be engaged to audit our consolidated financial statements for our fiscal year ended December 31, 2005.

Recommendation of Our Board of Directors

The Board of Directors deems the ratification of the appointment of Bagell, Josephs & Company LLC as the auditors for the Company to be in the Company's best interest and recommends a vote "FOR" such ratification.

                                PROPOSAL NUMBER 3
                  INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

      Under this proposal number 3, we are asking our shareholders to adopt the required amendment to our Certificate of Incorporation to: increase the number of authorized shares of our Common Stock from 80,000,000 to 200,000,000.

            We are required, under Nevada corporate law, to obtain approval from our shareholders to amend our certificate of incorporation. This amendment, if approved by our shareholders, would become effective by filing an Amended and Restated Certificate of Incorporation with the Nevada Secretary of State which we anticipate filing as soon as reasonably practicable after the Annual Meeting.

            We believe the 120,000,000 share increase in the authorized shares of Common Stock in our Certificate of Incorporation is in the best interest of our corporation because we currently have insufficient shares to raise sufficient capital to accomplish our goals in view of current market prices for our common stock. Our Board of Directors believes that the proposed increase in the number of authorized shares is necessary to provide sufficient working capital to continue operations and generate sales in the next fiscal year. We do not have any current plans to acquire assets or engage in any new business or investment opportunities at this time.

            The increase in the number of authorized shares of Common Stock is also necessary to close the Company's current private offering being placed by Dawson James Securities, Inc. ("DJ"), (the "Offering"). Pursuant to the terms of the Company's Private Placement Memorandum dated December 5, 2005, the maximum amount that can be received by the Company, given its current limit of authorized shares, is approximately $1,500,000, without consideration to certain agreements to not exercise options or warrants which may, or may not be entered into. The Company thus requires additional authorized shares to complete the private offering of up to $4,800,000.

Discussion of Background for Proposed Action

            Pursuant to this Proxy Statement, you, as stockholders, are informed that the action sought is to increase the number of authorized shares of Common Stock by 120,000,000 so that the Company is authorized to issue to 200,000,000 shares of Common Stock. The proposed amendment does not change the terms of our common stock. The shares of common stock to be authorized and issued have full voting rights and the same rights to dividends and distributions. The authorization of additional shares of our common stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present shareholders. There are also no preemptive rights regarding the shares of common stock.

            The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or takeover of our company. However, use of these shares for such a purpose is possible. The rights of the existing holders of common stock will not be affected. The authorization of a large number of additional shares and the issuance of additional shares pursuant to the private placement of equity securities should provide working capital to execute its business plan, develop it brand and distribution channels. Notwithstanding the above, there is a risk that any one of the following types of actions or events may occur without further stockholder action.

      1. Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing shareholders will be diluted from 100% to an indeterminate amount upon completion of any new transactions for stock.

      2. Control of the Company by stockholders may change due to new issuances.

      3. The election of the Board of Directors could be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

      4. Business plans and operations may change.

      5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares.

Notwithstanding the above named risks, our Board of Directors believes that it is advisable to amend our certificate of incorporation to increase the number of authorized shares of our Common Stock to 200,000,000, and has authorized such an amendment, subject to shareholder approval. The Company is currently in the process of raising capital through a private placement of equity securities being arranged by its Placement Agent, Dawson James Securities, Inc. The Company has closed on $1,380,000 to date pursuant to the above referenced offering and will need additional authorized shares to complete the offering. The Company has currently issued approximately 78 million shares of Common Stock on a fully diluted basis including issued shares and shares underlying warrants and stock options out of its 80 million authorized shares. The Company is currently unable to raise any significant additional capital through the issuance of equity securities without an increase in the number of authorized shares approved by the shareholders. In order to sell the maximum number of Units pursuant to the above described Offering, approximately 130 million authorized shares will be required.

If the Company does not obtain shareholder approval to increase the number of authorized shares, it will not be able to complete this Offering, and will likely exhaust all of its existing working capital. This could cause the Company to become insolvent and force it to cease operations and liquidate its assets. The Company plans to use the proceeds to further develop the InforMedix brand, continue marketing and other promotional activities of the Med-e Monitor System, expand general and administrative functions to support growth that may occur; and establish and developing relationships in the healthcare industry, particularly with disease management companies, health insurers, pharmaceutical and biotechnology manufacturers, contract research organization (CROs) and academic research centers.

In addition to shares necessary to complete the current offering, the Board of Directors believes it important to have additional shares available to raise additional working capital in the future, if necessary. It is also possible that the Company may need such shares to acquire other assets or compatible business opportunities through the issuance of common stock of the Company. Although there are no such transactions pending, and the terms of any such transaction cannot be predicted, it is possible that the Company could lose significant opportunities without having sufficient authorized shares available to issue.

It is also possible that a subsequent issuance of shares could result in substantial additional dilution in the equity of those who are stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote "FOR" Proposal 3.

                                PROPOSAL NUMBER 4

               APPROVAL OF THE INFORMEDIX HOLDINGS, INC. BOARD OF
                        DIRECTORS 2005 STOCK OPTION PLAN

Our board of directors has adopted the InforMedix Holdings, Inc. Board of Directors 2005 Stock Option Plan (the "2005 Plan") and, under this proposal, we are asking that you, our stockholders, approve the 2005 plan.

We have established the 2005 Plan to incentivize and retain independent directors to contribute materially to the long-term success of the Company. Under the 2005 Plan, we may issue NQSO's to our directors. Awards to our board of directors are determined by the Compensation Committee of our Board of Directors. The following five independent directors were each granted NQSO's to purchase 270,000 shares of Common Stock on January 24, 2005: Douglas Watson, Harris Kaplan, Rhonda Friedman, Phillip Gross and Robert Rubin. These options will vest in equal one -third increments commencing on January 24, 2006 and on each of the next two anniversary dates.

Plan Summary

A summary of the principal features of the 2005 Plan is provided below, but is qualified in its entirety by reference to the actual 2005 Plan. The full text of the 2005 Plan is attached as Appendix B to this proxy statement.

Purposes

The purposes of the 2005 Plan are to:

o provide incentives to participants in the 2005 Plan who are in a position to contribute materially to the long-term success of the Company,

o     to increase their interest in the Company's welfare, and

o     to aid in attracting and retaining directors of outstanding ability.

Shares Available for Issuance

The maximum number of shares of our common stock that initially may be issued under the 2005 Plan is two million (2,000,000) shares.

The number of shares that may be granted pursuant to the 2005 Plan and the exercise prices of and number of shares subject to outstanding options and other awards will be proportionately adjusted, subject to any required action by our board of directors or stockholders and compliance with applicable securities laws, in the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure involving our common stock.

Administration

The 2005 Plan will be administered by Board of Directors or a committee delegated by the Board. Each member of the compensation committee or other committee administering the 2005 Plan will be an independent director. Throughout the remainder of this discussion of the 2005 Plan, the term "administrator" refers to the compensation committee delegated authority to administer the 2005 Plan.

The 2005 Plan provides for the administrator to have full authority, in its discretion, to:

o     select the persons to whom awards will be granted,
o     grant awards,
o     determine the number of shares to be covered by each award,
o determine the type, nature, amount, pricing, timing and other terms of each award, and
o interpret, prescribe, amend, and construe and implement the provisions of the 2005 Plan, including the authority to adopt rules and regulations.

Eligibility

Participation in the 2005 Plan is limited to our, our subsidiaries' and our affiliates' independent directors.

Types of Awards

Under the 2005 Plan, the administrator is authorized to award:

o     stock options,

Stock Options

The administrator is authorized to grant nonqualified stock options, referred to as "NQSOs." The exercise price of an NQSO must be no less than 85% of the fair market value on the date of the grant. For purposes of the 2005 Plan, fair market value shall be equal to the closing market price of our common stock on the principal stock market in which the common stock trades. In the absence of a market price, fair market value shall be determined in such manner as the administrator may deem equitable, or as required by applicable law or regulation.

At the time of grant, the administrator will determine when options are exercisable and when they expire. In absence of such determination, each option will have a ten year term, with one quarter of the shares subject to the option becoming exercisable on the first anniversary of the option grant and with an additional one-quarter becoming exercisable on each of the next three anniversary dates. The term of an option cannot exceed ten years.

No more than 1,500,000 shares are subject to options may be granted to any one individual in any calendar year.

Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Payment may be made in cash, or at the option of the administrator:
o     by reduction of indebtedness we owe to the optionee,
o by the transfer to us of shares of our common stock owned by the participant for at least six months, or obtained in the public market, and which are valued at fair market value on the date of transfer,
o     in the case of employees, by interest bearing promissory note, or
o through a "same day sale" or "margin" commitment by an NASD member broker-dealer.

Amendment of the 2005 Plan

Except as may be required for compliance with Rule 16b-3 under the Exchange Act and Sections 162(m) or 422 of the Internal Revenue Code, our board of directors has the right and power to amend the 2005 Plan; provided, however, that the board may not amend the 2005 Plan in a manner which would impair or adversely affect the rights of the holder of an outstanding award without such holder's consent. If the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires stockholder approval with respect to the 2005 Plan or any type of amendment thereto, then, to the extent so required, stockholder approval will be obtained.

Termination of the 2005 Plan

Subject to earlier termination by our board of directors, the 2005 Plan will terminate on January 23, 2015. Termination of the 2004 Plan will not in any manner impair or adversely affect any award outstanding at the time of termination.

Administrator's Right to Modify Benefits

Any award granted may be converted, modified, forfeited, or canceled, in whole or in part, by the administrator if and to the extent permitted in the 2005 Plan, or applicable agreement entered into in connection with an award grant or with the consent of the participant to whom such award was granted.

Change in Control

An award agreement may provide that, upon a "change in control," all or any portion of the award shall automatically become immediately vested and exercisable, that restrictions relating to the award shall lapse or that the award shall become immediately payable.

A change of control will be deemed to have occurred if:

o any person (other than a current stockholder or holder of rights entitling the holder to acquire our securities) acquires beneficial ownership of 50% or more of the voting power of our then-outstanding voting securities,

o members of our current board cease to constitute a majority of our board without the approval of our current board (or those elected with the approval of the directors on the board at the time of such member's election),

or

o we are a party to a merger, consolidation, liquidation, dissolution or sale of all or substantially all of our assets, other than a merger in which we are the surviving corporation and such merger does not result in any other manner in a change in control.

Reusage

If a stock option expires or is terminated, surrendered or canceled without having been fully exercised or if restricted stock are forfeited or terminated without the issuance of all of the shares subject to such award, the shares covered by such awards again will be available for use under the 2005 Plan. Shares covered by an award granted under the 2005 Plan will not be counted as used unless and until they are actually and unconditionally issued and delivered to a participant. The number of shares which are transferred to us by a participant to pay the exercise or purchase price of an award will be subtracted from the number of shares issued with respect to such award for the purpose of counting shares used. Shares covered by an award granted under the 2005 Plan which is settled in cash will not be counted as used.

Termination of Options

Upon the termination of an optionee's employment or other service with us, the optionee will have six months to exercise options to the extent exercisable as of the date of termination, except where such termination is for cause, in which event the option will expire immediately. However, if, the termination is due to the optionee's death or disability, then the optionee or the optionee's estate or legal representative shall have the right to exercise any vested options for twelve months after such death or disability. The administrator, in its discretion, may delay the termination of such an option, but only for up to the earlier of: (a) five years from such termination or (b) the option's original expiration date.

Federal Income Tax Consequences

The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to us and participants under the 2005 Plan. Federal tax laws may change and the federal, state and local tax consequences for any such participant will depend upon his, her or its individual circumstances. Each participant shall be encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2005 Plan.

NQSOs

An optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of an NQSO, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price, unless the optionee is subject to the provisions of Section 16 of the Exchange Act. We will receive an income tax deduction in an amount equal to the ordinary income which the optionee recognizes upon the exercise of the stock option. If an optionee sells shares received upon the exercise of an NQSO, the optionee recognizes capital gain income to the extent the sales proceeds exceed the fair market value of such shares on the date of exercise. If the optionee is subject to Section 16, absent an election to be taxed at the time of exercise, the optionee will be taxed when the insider trading restrictions of Section 16 lapse, and then based upon the value of the shares at the time the trading restrictions lapse.

Million Dollar Deduction Limit

We may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either our chief executive officer or is among one of the four other most highly-compensated officers for that taxable year. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. We believe that awards in the form of stock options constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock actually cast at the Annual Meeting on this proposal number 4 will be required to approve the InforMedix Holdings, Inc. Board of Directors 2005 Stock Option Plan.

Recommendation of Our Board of Directors

Our board of directors recommends a vote FOR approval of the InforMedix Holdings, Inc. Board of Directors 2005 Stock Option Plan.

                            EXPENSES OF SOLICITATION

We will pay the cost of soliciting proxies for the Annual Meeting. In addition to soliciting by mail, our directors, officers and other employees may solicit proxies in person, or by telephone, telegram, facsimile transmission or other means of electronic communication. Directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for their out-of-pocket expenses. We also will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.


                              STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

To be considered for inclusion in our next year's proxy statement, stockholder proposals must be received at our principal's executive offices no later than the close of business on May 1, 2006. Proposals should be addressed to Secretary, InforMedix Holdings, Inc., Georgetowne Park, 5880 Hubbard Drive, Rockville, Maryland 20852-4821.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

For any proposal that is not submitted for inclusion in our next year's proxy statement, but is instead sought to be presented directly at the 2005 annual meeting, SEC rules will permit management to vote proxies in its discretion if we:

o receive notice of the proposal before the close of business on March 1, 2006 and advise our stockholders in our 2006 proxy statement about the nature of the matter and how management intends to vote on such matter, or

o do not receive notice of the proposal prior to the close of business on March 1, 2006.

Notices of intention to present proposals at the 2005 annual meeting should be addressed to Secretary, InforMedix Holdings, Inc., Georgetowne Park, 5880 Hubbard Drive, Rockville, Maryland 20852-4821.

No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $2,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership and a statement that you intend to continue to hold the shares through the date of the meeting, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative to present his proposal for action, and (d) submits his proposal timely. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.


In addition, a person may submit only one proposal of not more than 500 words including any accompanying statement. A supporting statement is required if requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the SEC's rules relating to the solicitation of proxies. The Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy if the foregoing eligibility or procedural requirements are not met or some other bases such as the proposal deals with a matter relating to the Company's ordinary business operations.

                    DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

         As permitted by applicable law, only one copy of this proxy statement and annual report is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement or the Company's annual report.

         The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement and/or the Company's annual report to any stockholder residing at an address to which only one copy of either such document was mailed. Requests for additional copies should be directed to the Company's Secretary, at the Company's corporate offices at InforMedix Holdings, Inc., Georgetowne Park, 5880 Hubbard Drive, Rockville, Maryland 20852-4821 or by telephone at (301) 984-1566.

         Stockholders who share an address can request the delivery of separate copies of future proxy statements or the Company's annual report upon written request which should be directed to the Company's Secretary, at the Company's corporate offices at InforMedix Holdings, Inc., Georgetowne Park, 5880 Hubbard Drive, Rockville, Maryland 20852-4821 or by telephone at (301) 984-1566.

         Stockholders who share an address can request the delivery of a single copy of this proxy statement or a single copy of the Company's annual report upon written request. Such request should be directed to the Company's Secretary, at the Company's corporate offices at InforMedix Holdings, Inc., Georgetowne Park, 5880 Hubbard Drive, Rockville, Maryland 20852-4821 or by telephone at (301) 984-1566.

                            INCORPORATED BY REFERENCE


The SEC allows the Company to "incorporate by reference" information into this proxy statement, which means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement and is being delivered to you with this proxy statement. This proxy statement incorporates by reference the documents set forth below that the Company has previously filed with the SEC. These documents contain important information about the Company and its financial condition.

The Company's SEC filings (File No. 000-50221) Period

Annual Report on Form 10-KSB         ..............Year ended December 31, 2004


                         AVAILABILITY OF OUR FORM 10-KSB

As permitted by applicable law, only one copy of this proxy statement and annual report is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement or the Company's annual report.

Copies of exhibits to our Annual Report are available upon written request delivered to Secretary, InforMedix Holdings, Inc., Georgetowne Park, 5880 Hubbard Drive, Rockville, Maryland 20852-4821.

                                  OTHER MATTERS

Our board of directors is not aware of any business to be presented at the Annual Meeting, other than the matters set forth in the notice of Annual Meeting and described in this proxy statement. If any other business does lawfully come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote on such other business in accordance with their judgment.

THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, INFORMEDIX HOLDINGS, INC., GEORGETOWNE PARK, 5880 HUBBARD DRIVE, ROCKVILLE, MARYLAND 20852-4821.

By order of the Board of Directors,

Arthur T. Healey, Secretary
Rockville, Maryland
February 7, 2006

                            INFORMEDIX HOLDINGS, INC.

The undersigned hereby appoints Bruce A. Kehr and Arthur Healey, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the shares of the undersigned in INFORMEDIX HOLDINGS, INC., a Nevada corporation (the "Corporation"), at the 2005 Annual Meeting of the Stockholders of the Corporation, scheduled to be held on February 24, 2006, and any adjournments or postponements thereof, as follows:

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. The board recommends a vote FOR each of the following proposals.

1.    Election of the following nominees to the Board of Directors of the
      Company:

               Bruce A. Kehr                               Rhonda B. Friedman
               Harris Kaplan                               Douglas G. Watson
               Phillip Gross                               Bruce S. Morra
               David B. Nash


       |_|   FOR the nominees listed above         |_|   WITHHOLD authority to
                                                         vote for all nominees


       |_| Withhold authority to vote for the following individual nominees:


                                 [Print Name(s)]


2. To ratify the appointment of Bagell, Josephs & Company, LLC as independent auditors and accountants for the Company for the fiscal year ending December 31, 2005:

       |_|  FOR               |_|  AGAINST               |_|  ABSTAIN

3. To increase the number of the Company's authorized shares from 80,000,000 to 200,000,000 shares of Common Stock:

      |_|  FOR               |_|  AGAINST               |_|  ABSTAIN

4. To approve the InforMedix Holdings, Inc. Board of Directors 2005 Stock Option Plan:


       |_|  FOR               |_|  AGAINST               |_|  ABSTAIN


5. Upon such other business as may properly come before the meeting or any adjournment thereof (the Board of Directors knowing of no such other business).


      |_|  FOR                |_|  AGAINST               |_|  ABSTAIN

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE FOR PROPOSAL 1, THE SHARES WILL BE VOTED FOR THE ABOVE-LISTED DIRECTOR-NOMINEES. IF NO SPECIFICATION IS MADE FOR PROPOSAL 2, THE SHARES WILL BE VOTED FOR THE RATIFICATION OF BAGELL, JOSEPHS & COMPANY AS INDEPENDENT ACCOUNTANTS. IF NO SPECIFICATION IS MADE FOR PROPOSAL 3, THE SHARES WILL BE VOTED FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY TO 200 MILLION. IF NO SPECIFICATION IS MADE FOR PROPOSAL 4, THE SHARES WILL BE VOTED FOR THE INFORMEDIX HOLDINGS, INC. BOARD OF DIRECTORS 2005 STOCK OPTION PLAN. RECEIPT OF THE CORPORATION'S PROXY STATEMENT, DATED FEBRUARY 7, 2006, IS HEREBY ACKNOWLEDGED.

Dated: _________________________ , 2006

     [L.S.]

     [L.S.]

(Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person. If shares are held in the name of two or more persons, all should sign.)

                       PLEASE MARK, DATE, SIGN AND RETURN
                THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE